Exhibit 99.1



                                [GRAPHIC OMITTED]



                       American Telecom Services Receives
                      Non-Compliance Notification from AMEX


City of Industry, California, October 17, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it has received notification from the American Stock Exchange that it is not in compliance with the Exchange's continued listing standards, as required by Sections 134 and 1101 of the Amex Company Guide, because of the Company's failure timely to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007. The Company had previously announced that it was unable to file Form 10-K by the specified date because it required additional time to evaluate its revenue recognition policies for specific retail accounts.

In its letter dated October 16, 2007, the Exchange has requested that the Company submit, not later than November 16, 2007, the Company's plan to regain compliance with the Exchange's listing requirements. In addition, the Company is required to regain compliance not later than January 16, 2008.

The Company currently anticipates filing its Annual Report on Form 10-K by early November 2007.

As a result of the non-compliance notice, the Company will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and ".LF" will be appended to its trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, the Company's common stock and warrants will trade as TES.LF and TES.WS.LF. The website posting and indicator will remain in effect until the Company has regained compliance with all applicable listing requirements.

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with "Good Reasons to Pick-Up the Phone." American Telecom Services combines new Interference Free DECT 6.0 feature rich telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on their telecom service costs. The Company offers the only home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom
(patent-pending) and is the only provider of DigitalClear(TM) Internet phones that include an adapter and router built right into the base of the phones (patent-pending); Just "Plug In & Save!" The DigitalClear product line offers consumers the opportunity to save up to $500 on their phone services using phones bundled with Primus Lingo VoIP services. Consumers can select phones bundled with Primus Lingo VoIP services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only "ONE Box Solution" offered with all DigitalClear products. American Telecom Service's products are available nationally at more than 24,000 retail locations. Visit http://www.atsphone.com for Company and product information.

Contact: Company                    Investors:
Edward James, CFO                   Joe Noel
(678) 636-4394                      (415) 710-5464
                                            (925) 922-2560
Eddie.James@atsphone.com            jnoel@emerginggrow.com

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.